                                                                    EXHIBIT 5(a)

                    [LETTERHEAD OF VINSON & ELKINS, L.L.P.]

                               November 17, 1997



American General Corporation
2929 Allen Parkway
Houston, Texas 77019

Ladies and Gentlemen:

         We have acted as counsel to American General, a Texas corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed on even date herewith with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to up to $1,500,000,000 aggregate initial public offering price of (i) the Company's senior unsecured debt securities (the "Senior Debt Securities"), (ii) the Company's subordinated unsecured debt securities (the "Subordinated Debt Securities"), (iii) the Company's junior subordinated unsecured debt securities (the "Junior Subordinated Debt Securities," and together with the Senior Debt Securities and the Subordinated Debt Securities, the "Debt Securities"), (iv) shares of common stock, par value $.50 per share, of the Company, including the attached rights (the "Common Stock"), (v) shares of preferred stock, par value $1.50 per share, of the Company (the "Preferred Stock"), and (vi) warrants to purchase Common Stock, Senior Debt Securities, Subordinated Debt Securities or Preferred Stock of the Company (the "Warrants"), and in connection with the proposed issuance by the Company of guarantees (the "Guarantees") of up to $1,500,000,000 of aggregate initial public offering price of preferred securities (the "Preferred Securities") of American General Capital I, American General Capital II, American General Capital III, and American General Capital IV, each Delaware business trusts (the "Trusts") (such Debt Securities, Preferred Stock, Common Stock, Warrants and Guarantees being collectively referred to herein as the "Securities"), which Securities may be issued from time to time pursuant to Rule 415 under the Securities Act.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Articles of Incorporation and Bylaws of the Company, each as amended to the date hereof, (ii) the Senior Indenture (the "Senior Indenture") relating to the Senior Debt Securities to be entered into between the Company and Bankers Trust Company, as Trustee, in the form included as an exhibit to the Registration Statement, (iii) the Senior Subordinated Indenture (the "Subordinated Indenture") relating to the Subordinated Debt Securities to be entered into between the Company and Bankers Trust Company, as Trustee, in the form included as an exhibit to the

American General Corporation
Page 2
November 17, 1997



Registration Statement, (iv) the Junior Subordinated Indenture (the "Junior Subordinated Indenture") relating to the Junior Subordinated Debt Securities to be entered into between the Company and Bankers Trust Company, as Trustee, in the form included as an exhibit to the Registration Statement, (v) the form of Preferred Securities Guarantee Agreement (a "Guarantee Agreement") and Amended and Restated Declaration of Trust of each Trust, each to be entered into between the Company and Bankers Trust Company, as Trustee, with respect to each Trust, in the form included as an exhibit to the Registration Statement and
(vi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

         In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) the Senior Indenture, the Subordinated Indenture, the Junior Subordinated Indenture, and each Guarantee Agreement will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us;
(v) each person signing the Senior Indenture, the Subordinated Indenture, the Junior Subordinated Indenture and each Guarantee Agreement will have the legal capacity and authority to do so; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

         Based on the foregoing and subject to the limitations set forth herein, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Texas.

         2. With respect to Debt Securities to be issued under the Senior Indenture, when (i) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"); (ii) the Board of Directors of the Company or, to the extent permitted by Article 2.36 of the Texas Business Corporation Act (the "TBCA"), a duly constituted and acting committee thereof (such Board of Directors or committee being referred to herein as the "Board") has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iii) the terms of such Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture and in accordance with the applicable

American General Corporation
Page 3
November 17, 1997



definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Senior Indenture.

         3. With respect to Debt Securities to be issued under the Subordinated Indenture, when (i) the Subordinated Indenture has been duly qualified under the TIA; (ii) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iii) the terms of such Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Subordinated Indenture.

         4. With respect to Debt Securities to be issued under the Junior Subordinated Indenture, when (i) the Junior Subordinated Indenture has been duly qualified under the TIA; (ii) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iii) the terms of such Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Junior Subordinated Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Junior Subordinated Indenture.

         5.      With respect to shares of any series of Preferred Stock, when
(i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of such series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating such series and fixing and determining the preferences, limitations, and relative rights thereof and the filing of a statement with respect to such series with the Secretary of State of the State of Texas as required under Article 2.13 of the TBCA; and (ii) certificates representing the shares of such series of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par

American General Corporation
Page 4
November 17, 1997



value of the Preferred Stock) provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of such series of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

         6. With respect to shares of Common Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock and, in the case of shares of Common Stock issued upon the conversion, exchange or exercise of another security, the consideration specified in Article 2.15E of the TBCA), the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

         7. With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters;
(ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration provided for therein, the Warrants will be duly authorized and validly issued.

         8. When (i) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Guarantee Agreement with respect to Preferred Securities of any Trust to be entered into between the Company and a qualified guarantee trustee (the "Guarantee Trustee"), (ii) such Guarantee Agreement has been duly qualified under the TIA, (iii) such Guarantee Agreement shall have been duly executed and delivered by the Company and the Guarantee Trustee, and (iv) such Preferred Securities shall have been duly authorized for issuance by the related Trust's declaration of trust, as the same may be amended or restated from time to time (the "Declaration"), and duly executed, issued and delivered by duly authorized trustees of the Trust against payment of the consideration therefor and authenticated, all in the manner provided for in the Declaration, such Guarantee Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

American General Corporation
Page 5
November 17, 1997



         The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or security may be limited by or subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable or public policy principles, and (ii) with respect to any Securities denominated in a currency other than United States dollars, requirement that a claim (or a foreign currency judgement in respect of such a claim) with respect to such Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority to limit, delay or prohibit the making of payments in a foreign currency or payments outside the United States.

         We express no opinions concerning the validity or enforceability of any provisions contained in the Senior Indenture, the Subordinated Indenture, the Junior Subordinated Indenture or a Guarantee Agreement that purports to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law.

         The foregoing opinions are limited in all respects to the laws of the State of Texas, the laws of the State of New York and federal laws.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                        Very truly yours,



                                        VINSON & ELKINS L.L.P.